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                                                                    EXHIBIT 10.4

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May 17, 2007, among Wellsford Real Properties, Inc., a Maryland corporation ("WRP"), Reis Services LLC, a Maryland limited liability company and a wholly-owned subsidiary of WRP ("LLC," and together with WRP, the "Employers"), and Jonathan Garfield ("Employee").

                                   Recitals

      A. The Employers and Employee are party to an Employment Agreement, dated as of October 11, 2006 (the "Employment Agreement") pursuant to which Employee is to be employed by the Employers on the Employment Date. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

      B. The parties hereto desire to amend certain terms and provisions of the Employment Agreement.

      NOW, THEREFORE, the Employers and Employee, in consideration of the agreements, covenants and conditions contained herein, hereby agree as follows:

      1. Benefits. The last sentence of Section 2(c) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            "In addition, Employee shall be entitled to six weeks paid vacation per year, which shall be taken in accordance with the policies of WRP governing vacation of senior executive employees. Furthermore, following the termination of Employee's employment with the Employers, WRP shall maintain in effect a directors' and officers' liability insurance policy pursuant to which Employee shall be insured for a period of six years following such date of termination for all claims relating to matters occurring on or prior to such date of termination to the extent Employee was insured by WRP prior to such termination."

      2. Schedule 2(d)(ii). Schedule 2(d)(ii) to the Employment Agreement is hereby deleted in its entirety and Schedule 2(d)(ii) attached hereto substituted in lieu thereof.

      3. Measuring Periods. Clauses (A), (B) and (C) of Section 2(d)(ii) of the Employment Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:

                        "(A) Tranche 1 shall vest on the first anniversary of
            the Employment Date if the growth in EBITDA (as defined on Schedule 2(d)(ii)) for the Tranche 1 Measuring Period (as defined on Schedule 2(d)(ii)) exceeds 10%. If Tranche 1 has not vested on the first anniversary of the Employment Date, it shall vest on the second anniversary of the Employment Date if EBITDA for the 2008 calendar year of LLC exceeds by at least 20% EBITDA for the fiscal year of Reis ending October 31, 2006. If Tranche 1 has not vested on the first or second

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            anniversary of the Employment Date, it shall vest on the third anniversary of the Employment Date if EBITDA for the 2009 calendar year of LLC exceeds by at least 30% EBITDA for the fiscal year of Reis ending October 31, 2006.

                        (B) Tranche 2 shall vest on the second anniversary of
            the Employment Date if either (1) the growth in EBITDA for the Tranche 2 Measuring Period exceeds 10% or (2) EBITDA for the 2008 calendar year of LLC exceeds by at least 20% EBITDA for the fiscal year of Reis ending October 31, 2006. If Tranche 2 has not vested on the second anniversary of the Employment Date, it shall vest on the third anniversary of the Employment Date if either (x) EBITDA for the 2009 calendar year of LLC exceeds by at least 20% EBITDA for the 2007 calendar year of LLC or (y) EBITDA for the 2009 calendar year of LLC exceeds by at least 30% EBITDA for the fiscal year of Reis ending October 31, 2006.

                  (C) Tranche 3 shall vest on the third anniversary of the
            Employment Date if either (1) the growth in EBITDA for the Tranche 3 Measuring Period exceeds 10% or (2) EBITDA for the 2009 calendar year of LLC exceeds by at least 30% EBITDA for the fiscal year of Reis ending October 31, 2006."

      4. Disability. Section 3(b) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(b) Disability. The Employers may terminate the Employment
            Period at any time effective upon not less than 10 days prior written notice to Employee after Employee has been unable to perform the essential duties of his positions because of "Disability" (as determined on the basis of medical evidence satisfactory to the Board, in the Board's sole discretion) for a period of (i) 180 consecutive days in any 12-month period or (ii) 270 days in any 12-month period, subject to reasonable accommodation provisions of applicable law."

      5. Change of Control. Section 3(d)(ii)(E)(2) of the Employment Agreement is hereby amended by deleting the phrase "acquiring beneficial ownership of 30%" therein and substituting "representing 30%" in lieu thereof.

      6. Termination Upon Disability. Section 4(b) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(b) Termination Pursuant to Section 3(b) (Disability). In the
            event that the Employment Period is terminated pursuant to Section 3(b), no further compensation shall be paid to Employee following the effective date of termination, provided that Employee or his legal representative, as applicable, shall be paid, in cash (i) the Accrued Obligations and (ii) the Termination Bonus, which payment shall be made as soon as practicable following the first date such payment can be made without incurring additional tax under Section 409A of the Code."


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      7.    Medical, Etc., Coverage.  The last sentence of Section 4(f) of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            "In addition, the Employers agree to continue, at their own cost and expense, the medical, hospitalization, dental and life insurance benefits available to Employee (and any of his dependents who as on such date of termination were covered thereunder) at the time his employment is terminated from such date of termination through the later of (i) the third anniversary of the Employment Date and (ii) 18 months from such date of termination; provided, however, that if such continued participation would result in additional tax to Employee under Section 409A of the Code, Employee will be required to pay his own premiums for such benefits coverage and then, as soon as practicable following the first date such payment can be made without incurring additional tax under Section 409A of the Code, Employee will be paid an amount such that, after payment of income taxes, Employee is fully reimbursed for the cost of such premiums. If the terms of the Employers' medical, hospitalization, dental and life insurance plans do not permit Employee (and any of his dependents who as on such date of termination were covered thereunder) to be insured thereunder when he is no longer an employee, then the Employers will be jointly and severally obligated to pay to Employee, as soon as practicable, following the first date such payment can be made without incurring additional tax under
            Section 409A of the Code, an amount such that after payment of income taxes, Employee is fully reimbursed for his cost of providing such benefits. In addition, to the extent he remains eligible (provided Employee may at any time supplement any cost necessary to allow for continued eligibility as provided under the terms of the applicable policy), Employee may continue participation in the Employers' long-term disability plan on the same basis as provided prior to his termination of employment, at his own cost and expense, through the third anniversary of the Employment Date."

      8. Successors. Section 10 of the Employment Agreement is hereby amended by adding the following at the end thereto.


            "Notwithstanding anything in this Agreement to the contrary but subject to Paragraph 3(d)(i), upon the occurrence of a Change of
            Control: (a) pursuant to Paragraph 3(d)(ii)(B) resulting from a sale, transfer or disposition of all or substantially all of the assets of WRP (which assets include WRP's limited liability company interest in LLC) then WRP shall no longer be deemed an Employer hereunder and Employee shall not be employed by WRP or any successor to WRP and Employee shall remain employed by LLC pursuant to the terms and conditions hereof, (b) pursuant to Paragraph 3(d)(ii)(B) resulting from a sale, transfer or disposition of all or substantially all of the assets of LLC (which assets include LLC's rights under this Agreement), then neither WRP nor LLC shall be deemed an Employer hereunder and Employee shall not be employed by either WRP or LLC, and such assignee of LLC's rights under this Agreement shall be deemed an Employer hereunder and Employee shall be employed by such assignee pursuant to the terms and conditions hereof; (c) pursuant to Paragraph 3(d)(ii)(B) resulting from a sale, transfer or disposition of all or substantially all of the assets of LLC (which assets do not include LLC's rights under this Agreement), then each of WRP and LLC shall continue to an Employer hereunder and Employee shall remain employed by each of WRP and LLC pursuant to the terms and conditions hereof; and (d) pursuant to Paragraph


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            3(d)(ii)(E)(1) with respect to a merger, consolidation,
            reorganization or transaction of LLC, then WRP shall no longer be deemed an Employer hereunder and Employee shall not be employed by WRP or any successor to WRP and Employee shall remain employed by LLC pursuant to the terms and conditions hereof."

      9. Indemnification. Section 13 of the Employment Agreement is hereby amended by adding a new clause (c) to read as follows:

                  "(c) Unless the provisions of clause (b) above shall apply, the Employers shall pay all legal fees and related expenses (including the cost of experts, evidence and counsel) incurred by Employee as they become due as a result of (i) the termination of Employee's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Employers under which Employee is or may be entitled to receive benefits, or (iii) any action taken by the Employers against Employee; provided, however, that the Employers shall reimburse the legal fees and expenses described in this clause (c) only if and when (A) the dispute is settled by the parties or resolved pursuant to a binding arbitration award in a manner that is more favorable to Employee than offered by the Employers or (B) a final judgment, order or decree of a court of competent jurisdiction has been rendered in favor of the Employers and the time for appeal therefrom has expired and no appeal has been perfected. In no event shall Employee be required to reimburse the Employers for any legal fees or related expenses paid by the Employers pursuant to this subsection 13(c)."

      10. Employment Agreement in Full Force and Effect. Except as expressly modified hereby, the Employment Agreement shall remain unchanged and in full force and effect as executed and each of the parties hereto hereby confirms and reaffirms all of the terms and conditions of the Employment Agreement. Any reference to the Employment Agreement in any other document shall refer to the Employment Agreement as amended hereby. This Amendment, together with the Employment Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements (whether oral or written).

      11. Governing Law; Counterparts. This Amendment (i) shall be construed and enforced in accordance with the laws of the State of New York, and (ii) may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first written above.

                                    WELLSFORD REAL PROPERTIES, INC.


                                    By: /s/ Mark P. Cantaluppi
                                        ------------------------------
                                        Name:  Mark P. Cantaluppi
                                        Title: Vice President and
                                               Chief Financial Officer

                                    REIS SERVICES, LLC


                                    By: /s/ Mark P. Cantaluppi
                                        ------------------------------
                                        Name:  Mark P. Cantaluppi
                                        Title: Chief Financial Officer

                                    /s/ Jonathan Garfield
                                    ----------------------------------
                                    Jonathan Garfield



[Signature Page to First Amendment to Employment Agreement of Jonathan Garfield]

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                              SCHEDULE 2(d)(ii)

                         EBITDA and Measuring Period

Definition of EBITDA

EBITDA is defined based on amounts included in the financial statements of LLC for all calendar years within any Measuring Period, commencing with the calendar year beginning January 1, 2007. With respect to the fiscal year of Reis ending October 31, 2006, EBITDA shall be calculated based on the financial statements of Reis for that period. Except as otherwise hereinafter set forth, the financial statements for LLC will be prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied in a manner consistent with the manner in which GAAP was applied in determining EBITDA for Reis for the fiscal year ended October 31, 2006. The parties agree that EBITDA for Reis for the fiscal year ended October 31, 2006 is $5,844,000.

EBITDA shall be calculated as: (1) net income plus (2) the sum, without duplication, of (a) interest expense, (b) provisions for taxes based on income,
(c) total depreciation expense, (d) total amortization expense, (e) non-recurring losses associated with vacating Reis's former office space, (f) losses on the impairment or disposal of fixed or intangible assets and (g) expenses that are paid for directly by the issuance of equity instruments, minus
(3) the sum, without duplication, of (w) benefits from taxes based on income,
(x) revenue, income or gains that represent the receipt of, or the creation of the right to receive, assets not readily convertible into cash, (y) non-recurring income unrelated to the customary operations of LLC and (z) interest and dividend income (other than that paid by entities in which LLC has an investment accounted for on the equity method). Items listed in (2) and (3) above shall be added or subtracted, respectively, only to the extent that they are taken into account in the calculation of net income. In addition, LLC EBITDA shall be calculated for the calendar years ending December 31, 2007 and December 31, 2008 without including as an expense any "public company expenses" (as hereinafter defined) of LLC or WRP attributable to LLC. However, in determining the growth in EBITDA during the Tranche 3 Measuring Period, EBITDA for the year ending December 31, 2008 shall be calculated including as an expense of LLC the actual public company expenses of LLC for the year ending December 31, 2009.

EBITDA shall be calculated with respect to the earlier fiscal or calendar year in any Measuring Period by applying the same GAAP for such year as applied as of the last day of the second calendar year in any Measuring Period so that the same GAAP shall be applied for both years in any Measuring Period. In this regard, adjustments shall be made where (i) LLC changes an accounting policy from one acceptable method under GAAP to another acceptable method under GAAP, or (ii) LLC must adopt changes in GAAP as promulgated, or as interpreted by the SEC.

"Public company expenses" include all internal and out of pocket costs and expenses (a) resulting from the fact that securities of WRP or LLC are publicly registered and (b) to the extent attributable to the operations of LLC and its subsidiaries. The expenses referred to in clause (a) include, without limitation, (i) all legal expenses, audit expenses and expenses of directors and officers insurance (to the extent those expenses exceed the costs that would be applicable if WRP was a private company), (ii) all expenses resulting from compliance with the Sarbanes-Oxley Act

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of 2002 ("SOX") including, but not limited to, all costs associated with the required documentation, testing, evaluation, concluding and remediation for the internal control requirements of SOX, (iii) costs resulting from compliance with the listing requirements of the AMEX or NASDAQ and (iv) all costs associated with the processing, typing, copying, printing, filing and mailing of required forms, press releases, correspondence and reports with the Securities and Exchange Commission, stockholders and the investment community. Expenses will be apportioned by management in good faith in accordance with clause (b) to the extent necessary to exclude all costs and expenses associated with Company operations which are not related to operations of LLC. The board of directors of WRP shall review the management apportionment of expenses at least annually to assure compliance with this provision. The Employers shall provide Employee, upon request, with a written detailed statement of each calculation of "public company expenses" and a written evaluation of the methodology and apportionment applied. Employers will meet with the Employee and his representatives, upon request, to review the calculation and answer any questions regarding the calculation and provide reasonable support therefore.

Definition of Measuring Period, et al.

(a) "Tranche 1 Measuring Period" means the 2006 fiscal year of Reis ending October 31, 2006 compared to the 2007 calendar year of LLC.

(b) "Tranche 2 Measuring Period" means the 2007 calendar year of LLC compared to the 2008 calendar year of LLC.

(c) "Tranche 3 Measuring Period" means the 2008 calendar year of LLC compared to the 2009 calendar year of LLC.

(d) "Measuring Period" means Tranche 1 Measuring Period, Tranche 2 Measuring Period, or Tranche 3 Measuring Period.

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